UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2005

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

At meetings with investors in connection with a conference beginning on Tuesday, November 29, 2005, Company executives will provide investors with updates regarding conditions in the hard drive industry and on the Company’s guidance for its second fiscal quarter ending December 30, 2005. Specifically, the Company expects to communicate the following:

• Demand is seasonally strong for desktop, notebook, ESATA, retail, and PVR/DVR hard drives and as is typical, unit shipment levels have been relatively linear.

• Pricing in all segments of its business has been better than expected and the Company has continued to make improvements in manufacturing cost efficiencies, leading to better than expected gross margin performance.

• Even with improved results, the Company still anticipates a substantial reduction of its total inventories by quarter’s end from levels at the outset of the quarter. Currently, weeks of inventory in the distribution channel are within the manageable range of four to six weeks for the Company and for the industry.

As a result, the Company is updating its financial guidance for the December quarter to:

• Revenues: Approximately $1.04 billion to $1.075 billion

• Gross margins: Slightly better than 18 percent

• Operating expenses: Remain at original guidance of about $109 million on a non-GAAP basis and at about $114 million on a GAAP basis including stock option expense. The latter expense is expected to total $5 million, net of the related income tax benefit of $.1 million.

• Non-GAAP earnings per share of 36 cents to 39 cents; GAAP EPS with stock option expense of 34 cents to 37 cents. Both the non-GAAP and GAAP EPS estimates are calculated using the Company's estimate for GAAP diluted shares outstanding.

• As is typical, pricing and demand dynamics for the month of December will determine the Company’s financial performance for the December quarter.

This Form 8-K contains forward-looking statements, including statements regarding conditions in the hard drive industry, WD's expectations regarding inventory levels at the end of its second fiscal quarter, and WD's current outlook for revenue, gross margin, operating expenses and earnings per share for the second fiscal quarter ending December 30, 2005. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets, including the 1-inch and other small form factor markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the desktop, notebook, consumer electronics, handheld applications, SATA and enterprise markets; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

November 28, 2005	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary